SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-
      6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12


                        InterCounty Bancshares, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

    ----------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if Other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                         INTERCOUNTY BANCSHARES, INC.
                             48 N. South Street
                           Wilmington, Ohio  45177
                              (937) 382-1441


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 2001 Annual Meeting of Shareholders of InterCounty Bancshares, Inc. ("InterCounty"), will be held at 48 N. South Street, Wilmington, Ohio, on April 24, 2001, at 9:00 a.m., Eastern Time (the "Annual Meeting"), for the purpose of electing five directors of InterCounty for terms expiring in 2003, amending the Articles of Incorporation and Code of Regulations of InterCounty to change the name of InterCounty to NB&T Financial Group, Inc., and transacting such other business as may properly come before the Annual Meeting or any adjournments thereof. Such matters are more completely set forth in the accompanying Proxy Statement.

     Only shareholders of InterCounty of record at the close of business on March 6, 2001, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a Proxy does not affect your right to vote in person in the event you attend the Annual Meeting.


                                          By Order of the Board of Directors





March 19, 2001                            James W. Foland, Secretary

                           INTERCOUNTY BANCSHARES, INC.
                               48 N. South Street
                             Wilmington, Ohio  45177
                                (937) 382-1441


                                PROXY STATEMENT


                                   PROXIES

     The enclosed Proxy is being solicited by the Board of Directors of InterCounty Bancshares, Inc. ("InterCounty"), an Ohio Corporation, for use at the 2001 Annual Meeting of Shareholders of InterCounty to be held at 48 N. South Street, Wilmington, Ohio, on April 24, 2001, at 9:00 a.m., Eastern Time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by a shareholder by a later dated proxy received by InterCounty before the Proxy is exercised or by giving notice of revocation to InterCounty in writing before the Annual Meeting or in open meeting. Attendance at the Annual Meeting will not, of itself, revoke a Proxy.

     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

     FOR the election of S. Craig Beam, James W. Foland, Darleen M. Myers,
     ---
         Robert A.      Raizk and Janet M. Williams as directors of InterCounty
         for terms expiring in 2003;

     FOR the adoption of an amendment to the Second Amended and Restated
     ---
         Articles of Incorporation of InterCounty (the "Articles") to change the name of InterCounty to NB&T Financial Group, Inc.; and

     FOR the adoption of an amendment to the Amended Code of Regulations of
     ---
         InterCounty (the "Code of Regulations") to change the name of InterCounty to NB&T Financial Group, Inc., effective upon the effectiveness of the amendment to the Articles changing the name of InterCounty.

     Proxies may be solicited by the directors, officers and other employees of InterCounty in person or by telephone, telecopy, telegraph or mail only for use at the Annual Meeting, and such Proxies will not be used for any other meeting. The cost of soliciting Proxies will be borne by InterCounty.

     Only shareholders of record as of the close of business on March 6, 2001 (the "Voting Record Date"), are eligible to vote at the Annual Meeting and will be entitled to cast one vote for each share owned. InterCounty's records disclose that, as of the Voting Record Date, there were 3,205,554 votes entitled to be cast at the Annual Meeting.

     This Proxy Statement is first being mailed to shareholders of InterCounty on or about April 6, 2001.

                                  VOTE REQUIRED

Election of Directors

     The five nominees receiving the greatest number of votes will be elected as directors. The presence, in person or by proxy, of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Under Ohio law, shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted ("non-votes") are counted as present for purposes of establishing a quorum. Shares as to which the authority to vote is withheld and non-votes are not counted toward the election of directors or toward the election of the individual nominees specified on the form of proxy.

Amendments to the Articles and the Code of Regulations

     The affirmative vote of at least a majority of the shares entitled to vote at the Annual Meeting is required in order to adopt each of the amendment to the Articles and the amendment to the Code of Regulations. Abstentions and non-votes will have the effect of a vote against the amendments to the Articles and the Code of Regulations.


                 VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                               OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the only
Persons known to InterCounty to own beneficially more than five percent of
InterCounty's outstanding common shares as of March 16, 2001:
                                                            Percent of
Name and Address                Amount Beneficially       Common Shares
of Beneficial Owner                   Owned (1)            Outstanding
-------------------             -------------------       -------------
Janet M. Williams (2)
Estate of B. Anthony Williams
6172 U. S. 22 East
Wilmington, Ohio  45177                392,196                 12.2%

Brooke A. Williams
361 Wilber Avenue
Columbus, Ohio 43215                   182,242                  5.7

Dana L. Williams
6172 U. S. 22 East
Wilmington, Ohio 45177                 183,456                  5.7

Lynn W. Cowan
4116 W. Franklin Street
Richmond, Virginia 23221               181,898                  5.7

Beth Ellingwood
325 West Sixth Avenue
Columbus, Ohio  43201                  209,882                  6.5


                                     -4-

Wilmington College
Fife Avenue
Wilmington, Ohio  45177                167,264                  5.2

The National Bank and Trust Company(3)
48 N. South Street
Wilmington, Ohio  45177                819,196                 25.6

---------------------------

(1) Except as indicated for the shares held by The National Bank and Trust Company (the "Bank"), the beneficial owner has sole voting and dispositive power.

(2) Janet M. Williams is a director of InterCounty and the Bank. Of the 392,196 shares, 188,826 are held in the name of Mrs. Williams, and 203,370 are held by the Estate of B. Anthony Williams, of which Mrs. Williams is the executor.

(3) All of such shares are held by the Bank as Trustee, 614,260 of which are held as Trustee for the InterCounty Bancshares, Inc., Employee Stock Ownership Plan (the "ESOP"). Pursuant to the ESOP, the Bank, as Trustee, has the power to vote in its sole discretion all ESOP shares that have not been allocated to the accounts of participants. At March 16, 2001, 83,375 shares had not been allocated. The Trustee may dispose of shares held in the ESOP Trust only under limited circumstances specified in the ESOP or by law. The Bank also has sole voting and dispositive, shared Voting and shared dispostive power with respect to 150,557, 54,379, 92,771 and 3,714 shares, respectively, held as Trustee for various other trusts.

     The following table sets forth certain information with respect to the number of common shares of InterCounty beneficially owned by each director of
InterCounty and each of the five highest paid executive officers of InterCounty whose cash compensation during 2000 exceeded $100,000 and by all directors and executive officers of InterCounty as a group as of March 16, 2001:
                                 Amount and Nature of
                                 Beneficial Ownership
                                 --------------------
                       Sole Voting and    Shared Voting and  Percent of Common
Name                   Investment Power   Investment Power   Shares Outstanding
----                   ----------------  -----------------  ------------------
S. Craig Beam                10,628             7,544             0.57%
Charles L. Dehner            54,339 (1)        33,957 (2)         2.74
James W. Foland              14,210                 -             0.44
G. David Hawley                 300               414             0.02
Georgia H. Miller             1,130               752             0.06
Darleen M. Myers              8,653                 -             0.27
Robert A. Raizk              14,468                 -             0.45
Timothy L. Smith             57,648 (3)        42,807 (4)         3.11
Janet M. Williams           392,196                 -            12.23
Stephen G. Klumb              7,450 (5)           682 (6)         0.25
Andrew J. McCreanor           5,251 (7)        15,064 (8)         0.63
Howard T. Witherby           11,048 (9)        26,693 (10)        1.18

                                     -5-

All directors and
  executive officers of
  InterCounty as a group
  (13 persons)              581,765 (11)      144,637 (12)       22.27
--------------------------

(1) Includes 12,900 shares that may be acquired currently upon the exercise of options.
(2) Consists of shares allocated to Mr. Dehner's ESOP account, with respect to which Mr. Dehner has voting but not investment power.
(3) Includes 24,546 shares that may be acquired currently upon the exercise of options.
(4) Includes 39,321 shares allocated to Mr. Smith's ESOP account, with respect to which Mr. Smith has voting but not investment power.
(5) Includes 4,700 shares that may be acquired currently upon the exercise of options.
(6) Includes 552 shares allocated to Mr Klumb's ESOP account, with respect to which Mr. Klump has voting but not investment power.
(7) Includes 4,730 shares that may be acquired currently upon the exercise of options.
(8) Includes 14,720 shares allocated to Mr. McCreanor's ESOP account, with respect to which Mr. McCreanor has voting but not investment power.
(9) Includes 5,890 shares that may be acquired currently upon the exercise of options.
(10) Includes 26,073 shares allocated to Mr. Witherby's ESOP account, with respect to which Mr. Witherby has voting but not investment power.
(11) Includes 534 shares owned with sole voting and investment power and 3,910 shares that may be acquired currently upon the exercise of options by an executive officer of the Bank not named in this table who may be deemed to act as an officer of InterCounty.
(12) Includes 16,724 shares allocated to the ESOP account of an executive officer of the Bank not named in this table who may be deemed to act as an officer of InterCounty. Such person has voting but not investment power with respect to such shares.

                               BOARD OF DIRECTORS

Election of Directors

     The Articles of Incorporation of InterCounty provide for a Board of Directors consisting of not less than seven nor more than eleven directors, such number to be fixed or changed by the Board of Directors or the shareholders.
The number of directors is currently set at nine, divided into two classes. Each class serves for a two-year period. Each of the directors of InterCounty is also a director of the Bank.

     In accordance with Section 8.04 of the Articles of Incorporation of InterCounty, nominees for election as directors may be proposed only by the directors or by any shareholder entitled to vote for directors if such shareholder makes a timely notice to the Secretary of InterCounty. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of InterCounty not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than thirty-five days' notice or prior public disclosure of the date of the meeting is given or made to shareholders of an annual meeting held on a date other than the date fixed by the Code of Regulations of InterCounty, notice by the shareholder must be received not later than the close of business on the seventh day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom a shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of InterCounty which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and
(ii) the class and number of shares of InterCounty which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of InterCounty, if elected.

     The Board of Directors proposes the re-election of the following persons to terms which will expire in 2003:

                                                                   Director
    Name                      Age      Position(s) Held             Since
    ----                      ---      ----------------            --------
    S. Craig Beam             49        Director                     1990
    James W. Foland           79        Director and
                                         Secretary                   1983
    Darleen M. Myers          68        Director                     1995
    Robert A. Raizk           46        Director                     1995
    Janet M. Williams         61        Director                     1999

     If any nominee is unable to stand for election, the Proxies will be voted for such substitute as the Board of Directors recommends.

     The following directors will continue to serve after the Annual Meeting for the terms indicated:

                                                           Director     Term
Name                  Age     Position(s) Held              Since      Expires
----                  ---     ----------------             --------    -------
Charles L. Dehner     53     Director and Executive Vice     1989        2002
                             President of InterCounty
                             and the Bank and Treasurer
                             of InterCounty

G. David Hawley       53     Director                        2000        2002

Georgia H. Miller     61     Director                        1990        2002

Timothy L. Smith      50     Director, Chairman of the
                             Board, Chief Executive
                             Officer and President of
                             InterCounty and the Bank        1989        2002

     S. Craig Beam has been the President of Melvin Stone Company since 1989 and served as General Manager before being elected President. Mr. Beam is also the President of MC Trucking and a Trustee of Wilmington College.

     James W. Foland, the Secretary of InterCounty, was employed by the Bank from 1956 until his retirement as Senior Vice President in 1983.

     Darleen M. Myers is a Clinton County Commissioner. From 1993 to 1994, Ms. Myers served as the Director of the Rainbow Village Child Day Care Center, and from 1976 to 1993, she was an Extension Agent for The Ohio Cooperative Extension Services.

     Robert A. Raizk has been the President and Chief Executive Officer of The Wilmington Iron & Metal Co., Inc., since August 1990. From 1985 to 1990, Mr. Raizk was a commercial real estate broker with The Tipton Group, Inc.

     Janet M. Williams was appointed to the Board of Directors in June 1999 to fill the vacancy created by the death of B. Anthony Williams. Mrs. Williams has been self-employed in agribusiness for the past five years.

     Charles L. Dehner has been the Executive Vice President of InterCounty since 1993, Treasurer of InterCounty since 1984 and Executive Vice President of the Bank since 1991 Mr. Dehner was Senior Vice President and Controller of the Bank from 1988 to 1991.

     G. David Hawley was appointed by the Board of Directors of InterCounty to serve a term expiring in 2002, filling the vacancy created by the resignation of George F. Bush in January 2000. Mr. Hawley has been the Minister of the Presbyterian Church of Wilmington for 22 years. In addition, he has been a director and the Secretary of Hutchins-Rhodes Corporation, a real estate development company in Wilmington, for five years, and he served on the Board of Directors of Liberty Savings Bank in Wilmington from 1991 until March 2000.

     Georgia H. Miller, formerly Manager of Volunteer Services and Patient Representative for Clinton Memorial Hospital, retired in 1993. Ms. Miller serves as a volunteer for Clinton Memorial Hospital and Auxiliary and is a guardian ad litem for the Juvenile Court of Clinton County. Ms. Miller is also a member of the Board of Habitat for Humanity.

     Timothy L. Smith has been the President and Chief Executive Officer of InterCounty and the Bank since 1989 and the Chairman of the Board of both InterCounty and the Bank since May 2000. From July 1988 until October 1989, Mr. Smith was a Senior Vice President and Senior Loan Officer of the Bank. He is also Chairperson of Chatfield College.


Meetings of Directors

     The Board of Directors of InterCounty met 12 times for regularly scheduled and special meetings during the year ended December 31, 2000. Each director, except Mr. Beam, attended at least 75% of the meetings of the Board of Directors during 2000.

     Each director of InterCounty is also a director of the Bank. The Board of Directors of the Bank met 12 times for regularly scheduled and special meetings during the year ended December 31, 2000.

Committees of Directors

     The Board of Directors of InterCounty has no committees. The Board of Directors of the Bank has an Audit Committee, a Trust Policy Committee and a Compensation Committee.

     The Audit Committee is responsible for overseeing InterCounty's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit InterCounty's financial statements. For a more complete description of the Audit Committee's responsibilities, see "AUDIT COMMITTEE REPORT." The members of the Audit Committee are Messrs. Beam, Foland and Raizk and Mmes. Miller and Myers. The Audit Committee met twice in 2000.

     The Trust Policy Committee is responsible for the review of the administration, policies, investment holdings, investment performance, operating results, earnings, conduct and reports of examinations and audits of the Trust Department. The members of such committee are Messrs. Beam, Dehner and Smith and Ms. Williams. The Trust Policy Committee met 11 times during 2000.

     The Compensation Committee recommends annually to the full Board of Directors the compensation for the Bank's executive officers. The members of the Compensation Committee are Messrs. Beam, Foland, Hawley and Raizk and Mmes. Miller, Myers and Williams. The Compensation Committee met once in 2000.


                                 EXECUTIVE OFFICERS

     The only executive officers of InterCounty are Messrs. Dehner, Foland, and Smith.

     In addition to Mr. Smith and Mr. Dehner, the following persons are executive officers of the Bank and may be deemed to participate in policy making for InterCounty:

Name                 Age       Positions Held During Last Five Years
----                 ---       --------------------------------------
Stephen G. Klumb      51       Senior Vice President, Senior Loan Officer
                               since June 1998; prior to June 1998, Executive
                               Vice President and Chief of Staff of American
                               Energy Resources, Inc.

Andrew J. McCreanor   51       Senior Vice President, Customer Relations
                               since January 1997; from October 1992 to
                               January 1997, Director of Marketing and
                               Customer Service

Walter H. Rowsey      52       Senior Vice President, Branch Administrator
                               since September 1993; formerly Vice President,
                               Loan Division Manager

Howard T. Witherby    45       Senior Vice President, Operations Division
                               Manager since October 1992; formerly Vice
                               President

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Executive Compensation

     The following table presents certain information regarding the cash compensation received by the five executive officers of InterCounty or the Bank whose cash compensation was the highest and exceeded $100,000 during the fiscal years ended December 31, 2000, 1999 and 1998:
                         SUMMARY COMPENSATION TABLE

                                                             Long-Term
                                                           Compensation
                                                           ------------
                            Annual Compensation(1)           Awards
                      ------------------------------------------------
                                                    Other   Securities
                                                    Annual  Underlying
Name and Principal                                  Compen-  Options/    All Other
    Position          Year     Salary       Bonus   sation    SARs     Compensation
                                ($)          ($)    ($)(3)     (#)          ($)
-----------------------------------------------------------------------------------
Timothy L. Smith      2000   $224,381 (2) $120,806 $   0   5,200/-0-   $    -
 Chief Executive      1999    211,130 (2)   72,280     0   3,500/-0-    19,138 (4)
 Officer, President   1998    192,500 (2)   89,455   400     -0-/-0-    25,213 (5)
 of InterCounty and
 Bank

Charles L. Dehner     2000   149,385 (2)   62,419    611   3,500/-0-    1,664 (6)
 Treasurer,           1999   142,389 (2)   37,596    599   3,000/-0-   20,782 (7)
 Executive Vice       1998   131,292 (2)   40,427    270     -0-/-0-   25,431 (8)
 President of
 InterCounty,
 Executive Vice
 President of Bank

Stephen G. Klumb      2000  117,700       30,260     724   2,500/-0-     2,625 (6)
 Senior Vice          1999  110,000       15,278   1,343   1,500/-0-    17,791 (7)
 President, Senior
 Loan Officer of
 Bank

Andrew J. McCreanor   2000   94,250       22,331     63    2,500/-0-     1,420 (6)
 Senior Vice          1999   88,484       16,019    680    1,500/-0-    13,850 (7)
 President of Bank    1998   84,269       16,591    496      -0-/-0-    25,387 (8)

Howard T. Witherby    2000   93,800       25,548    417    2,500/-0-     1,754 (6)
 Senior Vice          1999   87,465       18,921  1,186    1,500/-0-    15,033 (7)
 President of Bank    1998   83,300       19,723  1,093      -0-/-0-    21,354 (8)

----------------------------------

(1) Cash compensation does not include amounts attributable to other miscellaneous benefits received by executive officers. The cost to InterCounty and the Bank of providing such benefits to each of the executive officers listed above during the years ended December 31, 2000, 1999 and 1998, was less than 10% of the officer's cash compensation, and such cost for all executive officers as a group was less than 10% of the group's aggregate cash compensation.

                                    -10-


(2)  Includes $7,500 of director's fees.

(3) Consists of amounts reimbursed to such executive officers for taxes paid on whole life insurance premiums paid for the benefit of such executive officers.

(4) Consists of the aggregate value at the date of allocation of allocations to Mr. Smith's ESOP account.

(5) Consists of a premium in the amount of $1,426 paid on whole life insurance for the benefit of Mr. Smith and the $23,787 aggregate value at the date of allocation of allocations to the ESOP account of Mr. Smith.

(6) Consists of a premium paid on whole life insurance for the benefit of such executive officers.

(7) Consists of premiums in the amounts of $1,644, $2,806, $1,600 and $2,400 paid on whole life insurance for the benefit of Messrs. Dehner, Klumb, McCreanor and Witherby, respectively, and $19,138, $14,985, $12,250 and $12,633 representing the aggregate value at the date of allocation of allocations to the ESOP accounts of Messrs. Dehner, Klumb, McCreanor and Witherby, respectively.

(8) Consists of premiums paid in the amount of $1,644, $1,600 and $2,400 paid on whole life insurance for the benefit of Messrs. Dehner, McCreanor and Witherby, respectively, and $23,787, $23,787 and $18,954 representing the aggregate value at the date of allocation of allocations to the ESOP accounts of Messrs. Dehner, McCreanor and Witherby, respectively.

     The following table sets forth information regarding all grants of options to Purchase InterCounty common shares made to Messrs. Smith, Dehner, Klumb,
McCreanor and Witherby during 2000. Each of such options, which are not intended to qualify as incentive stock options under the Internal Revenue Code of 1986, has a term of 10 years and becomes exercisable one-fifth per year over a five-year period.



                                   -11-


                        Aggregate Option/SAR Grants in Last Fiscal Year
                -------------------------------------------------------------------
                                                                        Alternative
                                                                             to
                                                                        (f) and (g)
                                                                            Grant
                                                                         Date Value
                             Individual Grants                             (#)(1)
                 -----------------------------------------------------    --------
                     Number         % of
                       of          Total
                   Securities     Options/       Exercise
                   Underlying       SARs            or                     Grant
                    Options/      Granted to       Base                     Date
                      SARs       Employees in     Price     Expiration    Present
    Name            Granted(#)    Fiscal Year   ($/share)      Date        Value
   -----            ---------     -----------   ---------      ----        -----
Timothy L. Smith      5,200           17%         $24.50      2/15/10    $33,384
Charles L Dehner      3,500           12           24.50      2/15/10     22,470
Stephen G. Klumb      2,500            8           24.50      2/15/10     16,050
Andrew J.McCreanor    2,500            8           24.50      2/15/10     16,050
Howard T. Witherby    2,500            8           24.50      2/15/10     16,050

(1)  The grant date present value was determined using a Black-Scholes option pricing model and does not necessarily reflect the value that may be realized upon the exercise of the options.

     The following table sets forth information regarding the number and value of unexercised options held at December 31, 2000, by Messrs. Smith, Dehner, Klumb,
McCreanor and Witherby:


                                    -12-


               Aggregated Option/SAR Exercises In Last Fiscal Year
                       and 12/31/00 Option/SAR Values
              ----------------------------------------------------
                                               Number of
                                               Securities         Value of
                                               Underlying        Unexercised
                                              Unexercised        In-the-Money
                                            Options/SARs at     Options/SARs at
                                              12/31/00 (#)       12/31/00 (1)
                     Shares
                    Acquired
                       on         Value
                    Exercise     Realized    Exercisable        Exercisable
   Name               (#)          ($)      Unexerciseable     Unexercisable
   ----            --------     --------    --------------     -------------
Timothy L. Smith    14,400       $223,056    21,406/10,800   $117,280/10,136
Charles L. Dehner   10,700        165,743    10,600/7,900      47,610/7,240
Stephen G. Klumb         -              -     3,900/9,100         -0-/-0-
Andrew J. McCreanor      -              -     3,120/5,320      12,164/5,864
Howard T. Witherby   1,200         14,928     4,680/4,520      27,246/2,968
-------------------

(1) An option is "in-the-money" if the fair market value of the underlying stock exceeds the exercise price of the option. The figure represents the value of such options, determined by multiplying the number of shares subject to unexercised options by the difference between the exercise price and the fair market value of InterCounty's common shares on December 31, 2000, of $17.25 per share, as determined by the Board of Directors. No established market for InterCounty's common shares existed at December 31, 2000, InterCounty's common shares are not traded on any securities exchange and the prices at which its shares are traded are not quoted by a national quotation service.

Director Compensation

     InterCounty does not pay director's fees. Each director of InterCounty who is not a full-time employee of the Bank currently receives for services as a director of the Bank a fee of $6,000 year and $500 for each meeting of the Board of Directors attended. Directors of the Bank who are full-time employees of the Bank receive $3,000 per year and $375 for each meeting of the Board of Directors attended.

Compensation Committee Report

     InterCounty is a bank holding company which directly owns all of the outstanding capital stock of the Bank. InterCounty's business consists primarily of the business of the Bank. The financial results of InterCounty depend primarily upon the Bank's financial results.

     The Compensation Committee of the Board of Directors of the Bank (the "Committee") is composed exclusively of non-employee directors. The committee's philosophy is to tie executive compensation to the achievement of the Bank's goals and the resulting performance of InterCounty. The Committee reviews executive performance and compensation and makes recommendations to the full Board of Directors of the Bank for approval.

     The Committee's goal is to accomplish the following specific objectives Through the use of base salary and incentive plans:

     (1) Motivate personnel to perform and succeed according to the goals outlined in the Bank's annual business plan;
     (2)  Retain key personnel critical to the long-term success of the Bank;
          and
     (3) Utilize incentive plans, such as stock options, that reward executives for corporate success and align the interests of management with those of the shareholders;

     Base Salary. Base Salary is the foundation of the Bank's compensation program, providing income on which the executive can rely, but which is not so large as to eliminate the executive's motivation to work hard to increase shareholder value. An executive's base salary is directly related to his or her position, job responsibilities, performance and contribution to the Bank's success. The Committee reviews peer group information with respect to compensation and company performance on a regional and national basis to ensure salaries are competitive and in line with the industry.

     Incentive Plan. The Bank also has an incentive compensation plan Pursuant to which awards are based on the Bank's achievement of predetermined goals relating to return on average equity and return on average assets, and on the participant's achievement of goals relating to his or her individual contributions to the Bank. Threshold, target and maximum goals for corporate performance are generally established at the beginning of each fiscal year.

     All awards are established as a percentage of each participant's base salary. Awards differ due to the contribution of the individual to the Bank's success. Participants (except the Chief Executive Officer) earn awards by achieving individual goals and assisting in achieving the Bank's goals. The more control and influence a participant has on either individual goals or Bank goals, the greater the participant's weighting on that particular factor. The Chief Executive Officer's incentive plan awards are based solely on the achievement of the Bank's goals.

     If individual goals are achieved but the Bank fails to achieve its goals, no incentive award will be made to any participant.

     Stock Options. The Committee annually reviews the appropriateness of Granting stock options to senior management. The purposes of this long-term incentive compensation are to provide an incentive to officers and key employees to promote the success of the business and thereby increase shareholder value, and to attract and retain the best available personnel. The Committee grants options based on an individual's performance and contribution to the Bank's success. All options granted to date have a term of 10 years and may be first exercised to the extent of one-fifth each year for the first five years after the date of grant.

     Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits a publicly-held corporation, such as InterCounty, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer and the four most highly compensated officers of the corporation other than the chief executive officer at the close of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based compensation."

     Although none of the officers of InterCounty or the Bank currently receives annual cash compensation near $1 million, the difference between the fair market value of the shares acquired upon the exercise of a non-qualified option and the exercise price is considered compensation in the year of exercise. An option award must meet several requirements to qualify as "performance-based compensation." InterCounty has determined that the options to purchase InterCounty currently outstanding will not qualify for exemption from the $1 million limit. Neither InterCounty nor the Bank has a policy requiring that all compensation payable in 2001 and thereafter to the covered officers be deductible under Section 162(m). The Board of Directors of both companies will, however, continue to consider carefully the after-tax cost and value to InterCounty and the Bank of all compensation.

     CEO Compensation. Timothy L. Smith has been the President and the Chief Executive Officer ("CEO") of InterCounty since October 1989. The Committee used the executive compensation policy described above to determine Mr. Smith's compensation.

     In setting the base salary, cash incentive award and amount of stock options, the Committee made an overall assessment of Mr. Smith's leadership in achieving the Bank's long-term strategic and business goals. The Bank achieved its corporate goals, including those related to return on equity and return on assets, and Mr. Smith was determined to have contributed substantially to the Bank's success.

                    Compensation Committee

            S. Craig Beam       Georgia H. Miller
            James W. Foland     Darleen M. Myers
            G. David Hawley     Robert A. Raizk


Compensation Committee Interlocks and Insider Participation

     The Board of Directors of the Bank has a Compensation Committee whose members are Messrs. Beam, Foland, Hawley and Raizk and Mmes. Myers and Miller. None of such persons are employees of the Bank or InterCounty.

Performance Graph

     The following line graph compares the yearly percentage change in InterCounty's cumulative total shareholder return against the cumulative return of The Nasdaq
National Market, an index of banks with total assets of $250 million to $500 million, and an index of banks with total assets of $500 million to $1 billion.
The graph assumes the investment of $100 on December 31, 1995.  Cumulative total shareholder return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of InterCounty's common shares at the end and at the beginning of the measurement period; by (ii) the price of InterCounty's common shares at the beginning of the measurement period.

                           InterCounty Bancshares, Inc.

                    [Graph Represented by the Following Chart]

Index                12/31/95  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
-----------------------------------------------------------------------------
InterCounty
 Bancshares, Inc.     100.00    112.37    161.86    222.68    222.68    134.02
NASDAQ - Total US*    100.00    123.04    150.69    212.51    394.92    237.62
SNL $250M-$500M
 Bank Index           100.00    129.85    224.58    201.12    187.11    180.15
SNL $500M-$1B
 Bank Index           100.00    125.01    203.22    199.81    184.96    177.04

SNL Securities LC                                               (804) 977-1600
 2000

Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 1999. Used with permission. All rights reserved. crsp.com.


                                AMENDMENT OF ARTICLES

     The Board of Directors of InterCounty has determined that it would be in the best interests of InterCounty to change the name of the corporation to NB&T Financial Group, Inc. InterCounty was incorporated in 1980 for the purpose of acquiring all of the outstanding common shares of the Bank and permitting greater freedom to conduct activities beneficial to the shareholders of the Bank, who became the shareholders of InterCounty. Since 1980, the name "InterCounty Bancshares, Inc.," has not gained much recognition among customers of the Bank or investors. In addition, the Bank acquired an insurance agency and its holding company in 1998, which had a name dissimilar from the name of the Bank and InterCounty. In order to establish name recognition for the family of financial service companies owned by InterCounty, the names of the subsidiaries of the Bank were changed from Phillips Insurance Agency Group, Inc., and Phillips Insurance Agency, Inc., to NB&T Insurance Group, Inc., and NB&T Insurance Agency, Inc.

      The Board of Directors recommends that the shareholders of InterCounty adopt the following resolution:

      RESOLVED, that the Second Amended and Restated Articles of Incorporation of InterCounty Bancshares, Inc., be amended by deleting Article FIRST in its entirety and substituting therefor the following Article FIRST:

          FIRST:  The name of the corporation is NB&T Financial Group, Inc.
          -----
          (the "Corporation").


                           AMENDMENT OF CODE OF REGULATIONS

     In order to conform the Code of Regulations of InterCounty to the Articles upon the effectiveness of the amendment to the Articles changing the name of InterCounty, the Board of Directors recommends that the shareholders of InterCounty adopt the following resolution:

      RESOLVED, that the Amended Code of Regulations of InterCounty Bancshares, Inc., be, and it hereby is, amended to change the name of InterCounty Bancshares, Inc., to NB&T Financial Group, Inc., effective upon the effectiveness of the amendment to the Second Amended and Restated Articles of Incorporation of InterCounty Bancshares, Inc., changing the name of InterCounty Bancshares, Inc.


                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Bank occasionally makes loans of various types to directors, officers and employees of the Bank. Loans are offered to all employees of the Bank, including executive officers, at an interest rate that is 25 basis points less than the rate offered on similar loans to others. All loans outstanding to executive officers during 2000 were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Loans to non-employee directors outstanding during the last year were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Bank customers and did not involve more than the normal
risk of collectibility or present other unfavorable features.   Bush Leasing,
Inc., of which George F. Bush, a director who resigned from the Board of Directors of InterCounty and the Bank in January 2000, owns approximately 43%, filed for Chapter 11 bankruptcy protection in January 2000. The Bank had loans outstanding to Bush Leasing, Inc., on February 29, 2001, in the amount of $825,000 that are on non-accrual status. The purpose of the loans is to fund individual leases with Bush customers. The rates of interest on the loans are fixed at the time of the advance at prime plus one percent and range from 8.75% to 9.75%. During 2000 George F. Bush and his related interests had a maximum aggregate indebtedness outstanding to the Bank of $4.1 million. All of such loans were made on substantially the same terms as offered to non-affiliates of the Bank.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, InterCounty's directors and executive officers and persons holding more than ten percent of the common shares of InterCounty are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission (the "SEC") and InterCounty. The SEC has established specific due dates for such reports. Based upon a review of such reports, InterCounty must disclose any failures to
file such reports timely in Proxy   Statements used in connection with annual
meetings of shareholders. Mr. Raizk filed late two Forms 4 in 2000 reporting one transaction on each, and Mr. McCreanor filed late one Form 4 in 2000 reporting one transaction.


                          AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors of InterCounty is comprised of five directors, all of whom are considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee is responsible for overseeing InterCounty's accounting functions and controls, as well as recommending to the Board of Directors an accounting firm to audit InterCounty's financial statements. The Board of Directors has not adopted a charter to set forth the responsibilities of the Audit Committee.

     The Audit Committee received and reviewed the report of J.D. Cloud & Company ("J.D. Cloud") regarding the results of their audit, as well as the written disclosures and the letter from J.D. Cloud required by Independence Standards Board Standard No. 1. The Audit Committee reviewed the audited financial statements with the management of InterCounty. A representative of J.D. Cloud also discussed with the Audit Committee the independence of J.D. Cloud from InterCounty, as well as the matters required to be discussed by Statement of Auditing Standards 61, as amended and supplemented. Discussions between the Audit Committee and the representative of J.D. Cloud included the following:

      J.D. Cloud's responsibilities in accordance with generally accepted auditing standards

      The initial selection of, and whether there were any changes in, significant accounting policies or their application

      Management's judgments and accounting estimates

      Whether there were any significant audit adjustments or uncorrected misstatements determined by management to be immaterial

      Whether there were any disagreements with management

      Whether there was any consultation with other accountants

      Whether there were any major issues discussed with management prior to J.D. Cloud's retention

      Whether J.D. Cloud encountered any difficulties in performing the audit

      J.D. Cloud's judgments about the quality of InterCounty's accounting principles

      J.D. Cloud's responsibilities for information prepared by management that is included in documents containing audited financial statements

     Based on its review of the financial statements and its discussions with management and the representative of J.D. Cloud, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the SEC.

      Submitted by the Audit Committee:

      James W. Foland
      Georgia H. Miller
      Darleen M. Myers
      Robert A. Raizk


                                    AUDITORS

     The Board of Directors has selected J.D. Cloud as the auditors of InterCounty for the current fiscal year. J.D. Cloud has audited the books of InterCounty since 1982. Management expects that a representative of J.D. Cloud will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Audit Fees

     During the year ended December 31, 2000, J.D. Cloud billed InterCounty $84,800 for professional services in connection with the audit of InterCounty's annual financial statements and the review of financial statements included in InterCounty's Forms 10-Q.

Financial Information Systems Design And Implementation Fees

     During the 2000 fiscal year, J.D. Cloud did not perform professional Accounting services to design, implement or manage, hardware or software that collects or generates information significant to InterCounty's financial statements.

All Other Fees

     During fiscal year 2000, InterCounty and the Bank were billed $83,325 in fees for services rendered by J.D. Cloud for all accounting services other than the services discussed in "AUDIT FEES" or "FINANCIAL INFORMATION SYSTEMS DESIGN
AND IMPLEMENTATION FEES."   The Audit Committee has determined that the
provision of these additional services is compatible with maintaining J.D. Cloud's independence.

                PROPOSALS OF SECURITY HOLDERS AND OTHER MATTERS

     Any proposals of shareholders intended to be included in InterCounty's proxy statement for the 2002 Annual Meeting of Shareholders should be sent to InterCounty by certified mail and must be received by InterCounty not later than December 7, 2001. In addition, if a shareholder intends to present a proposal at the 2002 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by February 20, 2002, then the proxies designated by the Board of Directors of InterCounty for the 2002 Annual Meeting of Shareholders of InterCounty may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

     Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.


                                         By Order of the Board of Directors



March 19, 2001                           James W. Foland, Secretary

                                  REVOCABLE PROXY

                           INTERCOUNTY BANCSHARES, INC.
                          ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON APRIL 24, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder(s) of common shares of InterCounty Bancshares, Inc. (the "Company"), hereby constitutes and appoints Timothy L. Smith and Charles
L. Dehner, or any of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to attend the Annual Meeting of Shareholders of the Company to be held on April 24, 2001, at 48 N. South Street, Wilmington, Ohio, at 9:00 a.m., Eastern Time, and at any adjournment or adjournments thereof, and to vote all of the common shares of the Company that the undersigned is entitled to vote at such Annual Meeting or at any adjournment or adjournments thereof on each of the following proposals, which are described in the accompanying Proxy Statement:

1. The election of five (5) directors to serve for a term of two (2) years each.

          FOR election as directors             WITHHOLD AUTHORITY
    ----                                  ----
          of the Company of all the             to vote for all nominees listed
          nominees listed below                 below.
          (except as marked to the
          contrary below).*

                                S. Craig Beam
                                James W. Foland
                                Darleen M. Myers
                                Robert A. Raizk
                                Janet M. Williams

      *(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the box "FOR" and strike a line through the nominee's name in the list above).

2. The amendment of the Second Amended and Restated Articles of Incorporation of the Company.

              FOR            AGAINST             ABSTAIN
        ----           ----                ----

3.    The amendment of the Amended Code of Regulations of the Company.

              FOR            AGAINST              ABSTAIN
        ----           ----                 ----

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES OF THE
                                        ---
BOARD OF DIRECTORS, FOR THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF
                    ---
INCORPORATION, FOR THE ADOPTION OF THE AMENDMENT TO THE CODE OF REGULATIONS
               ---
AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

         All proxies previously given by the undersigned are hereby revoked.
         ------------------------------------------------------------------
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the April 24, 2001, meeting.


                               Please sign exactly as your name appears hereon. When shares are registered in two names, both shareholders should sign. When signing as executor, administrator, trustee, guardian, attorney or agent, please give full title as such. If the shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If the shareholder is a partnership, please sign in partnership name by authorized person. (Please note any change of address on this proxy.)


                                  --------------------------------------------
                                  Signature of Shareholder(s)


                                  --------------------------------------------
                                  Signature of Shareholder(s)



                                  Dated:                       , 2001
                                         ----------------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INTERCOUNTY BANCSHARES, INC. PLEASE FILL IN, DATE, SIGN AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.

If you plan to attend the Annual Meeting, please check here.
                                                             -------